UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 Technology Blvd., Austin, Texas	78727
(Address of principal executive offices)	(Zip Code)

(512) 219-8020

Registrant’s Telephone Number, Including Area Code

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	LMNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On April 11, 2021, Luminex Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DiaSorin S.p.A., a società per azioni organized under the laws of the Republic of Italy (“Parent”), and Diagonal Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), providing for the merger of Merger Subsidiary with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned indirect subsidiary of Parent. Capitalized terms not otherwise defined have the meanings set forth in the Merger Agreement.

On July 14, 2021, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Merger was completed. At the Effective Time of the Merger, the separate corporate existence of Merger Subsidiary ceased and the Company survived the Merger as a wholly owned indirect subsidiary of Parent.

Item 1.02. Termination of Material Definitive Agreement.

Effective as of July 14, 2021 and contingent upon the consummation of the Merger, the Company terminated the Luminex Corporation Employee Stock Purchase Plan.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

At the Effective Time of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Shares, Company Common Stock held by the Company as treasury stock or Company Common Stock owned by Parent, Merger Subsidiary or any Subsidiary of the Company or Parent) was cancelled, ceased to exist and was automatically converted into the right to receive cash in an amount equal to $37.00, without interest (the “Merger Consideration”).

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 12, 2021.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified the NASDAQ Global Select Market LLC (“Nasdaq”) on July 14, 2021 that the Merger was completed, that a certificate of merger was filed with the Secretary of State of the State of Delaware and that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as set forth under Item 2.01, and requested that Nasdaq file a Form 25 with the Securities and Exchange Commission to remove the Common Stock from listing on Nasdaq and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a certification on Form 15 with the Securities and Exchange Commission requesting the termination of registration of the shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Merger Consideration.

The Company is a party to that certain Indenture dated as of May 13, 2020 (the “Indenture”) for the Company’s 3.00% Senior Convertible Notes due 2025 (the “Notes”). Completion of the Merger constitutes a Corporate Event, which includes a Share Exchange Event, a Fundamental Change and a Make-Whole Fundamental Change (each, as defined in the Indenture). Pursuant to the Indenture, holders of the Notes (“Holders”) have the right to surrender their Notes for conversion at any time from or after the effective date of the Corporate Event until the earlier of (A) the close of business on the business day immediately preceding the related Fundamental Change Repurchase Date (as defined in the Indenture), and (B) the second scheduled trading day immediately preceding the Maturity Date (as defined in the Indenture) (the “Conversion Period”). The Fundamental Change Repurchase Date is expected to be August 12, 2021. The conversion agent for the Notes will be Wilmington Trust, National Association (the “Trustee”). Upon conversion of any Note during the Conversion Period, the Company will deliver to Holders in respect of each $1,000 principal amount of Notes tendered for conversion cash in an amount equal to the Conversion Rate (as defined in the Indenture) in effect on the Conversion Date (as defined in the Indenture), multiplied by the price paid per share of Common Stock in the Merger. Substantially concurrently with the consummation of the Merger, pursuant to the Indenture, the Company and the Trustee will execute and deliver a supplemental indenture, pursuant to which the Indenture will be amended to provide that the Notes will no longer be convertible into cash, shares of Common Stock or a combination thereof at the election of the Company but instead will become convertible into cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the Merger Consideration.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned indirect subsidiary of Parent. The total amount of funds necessary to complete the Merger and the related transactions was approximately $1.8 billion. The purchase price was funded with a combination of cash on hand and borrowings pursuant to (1) a senior facilities agreement, dated April 11, 2021, by and among DiaSorin Inc., as borrower, Parent, as original guarantor, Mediobanca—Banca di Credito Finanziario S.p.A., as agent, BNP Paribas, Italian Branch, Citibank, N.A., London Branch, Mediobanca—Banca di Credito Finanziario S.p.A. and UniCredit S.p.A., as bookrunners and mandated lead arrangers, and the financial institutions listed therein as original lenders (as amended, the “Senior Facilities Agreement”), which provides for a term loan facility of up to $1.1 billion due 2026 and a bridge loan facility of up to $500 million due within 12 months of the date of the Senior Facilities Agreement, with two extension options (exercisable at Parent’s option), each for an additional 6 months; and (2) €500 million senior unsecured equity-linked bonds due 2028 (the “Bond Offering”). In connection with the Bond Offering and as permitted by the Merger Agreement, Parent canceled the $500 million of bridge loan commitments under the Senior Facilities Agreement. Of the $1.1 billion available under the term loan facility, DiaSorin Inc. has drawn $1 billion and canceled the remaining $0.1 billion.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the following persons became directors of the Company: Nachum “Homi” Shamir, John Gerace, Piergiorgio Pedron, Kay Williams and Andrea Giubboni. As a result of the Merger, Stephen L. Eck, Thomas W. Erickson, Jim D. Kever, Dijuana K. Lewis, Kevin M. McNamara, Edward A. Ogunro and Kenneth Samet ceased to be directors of the Company.

Following the Merger, Harriss T. Currie, Richard W. Rew II, Todd C. Bennett and Randall J. Myers ceased to be officers of the Company. In addition, the following persons were appointed as officers of the Company: Nachum “Homi” Shamir – President, John Hoffarth – Treasurer and Kay Williams – Secretary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Luminex Corporation

3.2	Second Amended and Restated Bylaws of Luminex Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION

By:	/s/ Kay Williams
Kay Williams
Secretary

Date: July 14, 2021